                                   AGREEMENT


     THIS AGREEMENT ("Agreement") is entered into between MORROW SNOWBOARDS, INC., an Oregon corporation, (hereinafter "MORROW") and TODD RICHARDS, a Colorado resident (hereinafter "RIDER").

     WHEREAS, MORROW and its subsidiaries are engaged in the manufacture, sale and distribution of certain goods, including but not limited to, snowboards, snowboard boots, snowboard bindings, snowboard outerwear, apparel, leisure and sports clothing ("street wear") and accessories, under the MORROW(R) and other brands (hereinafter "MORROW Products" or "Products"), and MORROW desires to increase the exposure of the Products to the public;

     WHEREAS, MORROW desires to engage the services of RIDER to (i) promote MORROW, (ii) as a MORROW team rider, exclusively use, promote and market the Designated Products (as defined herein), (iii) promote and wear MORROW Products in public, (iv) assist MORROW in designing new Products, (v) evaluate MORROW Products, and (vi) continue and expand a Todd Richards line of MORROW Designated Products, containing RIDER's name and/or likeness;

     WHEREAS, RIDER is a skilled and experienced snowboard rider, and, for the 11/1/97-10/31/98 season ("1997 Season"), 11/1/98-10/31/99 season ("1998
Season"), and 11/1/99-10/31/00 season ("1999 Season") (the 1997, 1998 and 1999
Seasons being individually, "a Season" or "the Season" and collectively the "Seasons"), desires to ride as a MORROW Pro Rider, to promote MORROW Products, to exclusively use the Designated Products, to assist MORROW in designing new Products and evaluating MORROW Products and to exclusively grant MORROW the right for Designated Products to continue and create a Todd Richards line of products during such Seasons.

     NOW THEREFORE, MORROW and RIDER agree as follows:

     1.  No Conflicting Obligations.  RIDER represents and warrants to MORROW,
         --------------------------
that RIDER has not entered, and agrees that RIDER will not, without MORROW's written consent, which consent may be withheld in MORROW's sole discretion:

Page 1 -- AGREEMENT

          a. Enter, into any contract or other arrangement with any other manufacturer or distributor to represent that manufacturer or distributor or grant use of the Todd Richards' name or likeness during the 1997 through 1999 Seasons for Products, other than for the Excluded Products.

          b. Except for agreements regarding displays on Excluded Products, enter any agreement that would cause RIDER to display any logos, trademarks/trade names, symbols or other emblems on RIDER's clothing, footwear, snowboards, headbands, helmets or other apparel worn or accessories used by RIDER, other than those designated by MORROW, in any "Public Appearance" as defined in Section 2.b(ii); or

          c. Promote any product that MORROW reasonably finds to damage or hurt MORROW's image.

     RIDER represents that RIDER is not subject to any obligation which would conflict with or prevent RIDER from preforming any of his obligations under the terms of this Agreement or granting use of the Todd Richards' name or likeness. MORROW acknowledges that RIDER has entered a sponsored agreement with Oakley, Inc. to promote sunglasses ("Oakley Agreement") which agreement RIDER has furnished to MORROW. The Oakley Agreement and any other contract that RIDER enters into to promote other products or services that is allowed under this Agreement shall be referred to herein as a "Nonconflicting Agreement." RIDER will promptly notify MORROW and provide MORROW with copies of any sponsorship contracts for Excluded Products.

     For purposes of this Agreement, (i) "Excluded Products" includes snowboard outerwear and snowboard boots, worn pursuant to a sponsorship contract for snowboarding and snowboarding competition, (ii) "Designated Products" includes snowboards, snowboard bindings and snowboard accessories, and (iii) "snowboard accessories" or "accessories" include, but are not limited to, headbands, hats, gloves and bags.

     2.   Services and Rights Grant.
          -------------------------

Page 2 -- AGREEMENT

          a.   Services ("Services"). Except as otherwise provided herein,
               ---------------------
MORROW agrees to retain RIDER as, and RIDER agrees to exclusively represent MORROW and exclusively perform the following services during the 1997 through 1999 Seasons:

               (i)  Pro Rider Services. During each of the 1997 through 1999
                    ------------------
Seasons, Pro Rider agrees to represent MORROW with responsibilities set forth on
Exhibit 1 hereto, including but not limited to, snowboard riding and participation in competitions, events, promotions and such other events as MORROW reasonably requests, including, without limitation, the events set forth in Exhibit 1.

               (ii) Promotion of Products.  During each of the 1997 through 1999
                    ---------------------
Seasons, RIDER hereby agrees to (A) participate in events, promotions, advertising, media interviews, photo shoots, personal appearances and snowboard and apparel industry events, including, without limitation, MORROW marketing events, with the responsibilities set forth in Exhibit 2; (B) except for Excluded Products, to exclusively utilize, ride and/or exclusively wear MORROW Designated Products furnished to RIDER in any instance where RIDER appears in his capacity as a professional athlete, competitor or celebrity, including but not limited to all competitions, public appearances, demonstrations, photo sessions, motion picture appearances and video recordings ("Public Appearance") with RIDER agreeing to use the Designated Products supplied to RIDER from MORROW Products and not ride any other snowboard or use any other product competing with the Products for any purpose whatsoever during the term of this Agreement, except as specifically permitted pursuant to Section 1; provided, if RIDER finds that the MORROW Products supplied are not adequate for competitive riding, RIDER will provide his specifications to MORROW and MORROW will provide products meeting those specifications; provided, MORROW will not have to undertake unusual manufacturing costs or expense, but may supply other products of other companies reasonably meeting those requirements with the logos of such products removed; (C) wear apparel supplied to RIDER from MORROW Products when appearing in public, except when snowboarding or competing in Excluded Products, except that RIDER will not be required to wear any clothing that he finds reasonably objectionable in terms of style, fit or quality; and (D) prominently display on his snowboard outerwear a

Page 3 -- AGREEMENT
patch provided by MORROW, no larger than 2" x 3" in size, indicating that RIDER is a MORROW Team Rider and to wear a headband/hat bearing the MORROW brand logo.

               (iii) Testing and Evaluation of Products. RIDER shall test all
                     ----------------------------------
MORROW Products, including, without limitation, the Designated Products to be used by RIDER in competitive and recreational riding, as well as, MORROW's new product lines. MORROW shall make all reasonable efforts to provide Products for testing to RIDER on or before September 15 of each year with testing to occur and be completed by October 31st each year; provided, that the testing and evaluation of products for the 1997 Season will be done without additional compensation owing hereunder during the 1997 Season. MORROW Designated Products to be used by RIDER should be tested, evaluated and specifications finalized by October 31st each Season.

               (iv)  Overall Service Obligation. RIDER acknowledges that he will
                     --------------------------
devote full time to the activities outlined herein; provided, however, RIDER shall only be responsible to work the number of days which MORROW designates. RIDER agrees that MORROW may modify the assignments given in a given Season with reasonable notice. Further, RIDER acknowledges that, based on the consideration herein, RIDER's primary obligation will be to support MORROW and MORROW Designated Products and will schedule his other commitments and obligations so as to meet his obligations to MORROW hereunder.

          b.   Rights Granted ("Rights"). RIDER grants MORROW during the term of
               -------------------------
this Agreement the Right to exclusively use the name, picture and likeness of RIDER on Designated Products and in connection with the promotion thereof and nonexclusively to promote MORROW in general. Further, MORROW shall retain a nonexclusive license following the termination of this Agreement to liquidate in a normal fashion all Designated Products containing such name, picture or likeness, to the extent such Products were produced in quantities reasonably related to expected sales during the Season(s) falling within this Agreement prior to termination hereof; provided, however, if this Agreement is terminated by MORROW due to a breach by RIDER hereof, such license shall remain exclusive throughout the remainder of the Season then falling

Page 4 -- AGREEMENT
within this Agreement without the payment of further compensation hereunder.

     3.   Standards of Performance.  RIDER agrees to use his best efforts to
          ------------------------
actively and aggressively promote MORROW's snowboards and related Products on a full time basis and to enhance the image and reputation of MORROW. RIDER agrees to act in a professional and dignified manner and to display sportsmanlike conduct at all times while representing MORROW, avoiding conduct and action which will discourage the good name and reputation of MORROW or the Products. RIDER agrees that while representing MORROW in training, riding competitions, events, demonstrations or promotional activities of any type, including Personal Appearances, RIDER will not use alcohol or use or possess any illegal drugs or substances.

     4.        Compensation; Expenses. In exchange for the Services to be
               ----------------------
performed and Rights granted hereunder, MORROW agrees to compensate RIDER, and RIDER agrees to accept as full compensation therefore the following payments, subject to adjustment as provided in this Section 4 and withholding by MORROW from any cash payments hereunder the amount of any required federal, state and local income or other tax withholding:

          a.   For Services, MORROW shall:

               (i) Pay RIDER the sum of $15,000 per month, payable on the first day of each month, beginning November 1, 1997 throughout the term of this Agreement.

               (ii) Pay RIDER the additional sum of $38,333.33 for each calendar quarter ended January 31, April 30, July 31 and October 31 falling within the 11/1/97 and 10/31/00 period; provided (a) that the payment for the calendar quarter ending 1/31/00 (before any applicable reduction) shall be $38,333.37;
(b) such quarterly payment shall be reduced pro rata (on a daily basis) for any periods of injury falling within the calendar quarter ending on the payment date that are not part of an "Excused Injury" (as defined herein); (c) such payment will be forfeited, in MORROW's discretion, for any calendar quarter in which MORROW reasonably determines that RIDER has failed to perform his obligations hereunder; provided, that under this Section 4.a.(ii) or Section 11.e.(v), RIDER shall not be

Page 5 -- AGREEMENT
penalized for any failure to perform due to external events reasonably beyond RIDER's control, such as cancellation of airline flights, weather (such as avalanches, hurricanes or other storms that cancel events), civil war, insurrection, acts of God, and other similar events. To the extent of any reductions due to non-Excused Injuries, RIDER may elect to extend this Agreement for such periods as necessary to earn such amounts; provided, such extension must be upon no less than 90 days written notice prior to the termination of this Agreement and RIDER may not be in default of his obligations hereunder at the time of such extension and this Agreement must not previously have been terminated; and (d) to the extent such payment is earned for a calendar quarter ending 1/31/98, 4/30/98, 7/31/98, or 10/31/98, such payment shall be paid on the following 1/31/99, 4/30/99, 7/31/99, and 10/31/99, respectively, with all other quarterly payments to the extent earned to be paid within ten days of the calendar quarter earned.

          b. MORROW agrees to provide RIDER with (i) a lap top computer with internet capabilities and capabilities to receive and transmit faxes and e-mail transmission through land line hookups, and (ii) the goods listed in Exhibit 3, at no charge, during each Season, such goods to be returned to MORROW at the end of each Season. Morrow may expand the list of goods provided and require RIDER to utilize the same lap top computer for each Season.

          c. Notwithstanding anything contained herein, RIDER shall be responsible for all of his expenses in performing his obligations under this Agreement, including competing in snowboard competitions. Notwithstanding the foregoing, MORROW shall pay all of RIDER's reasonable out-of-pocket expenses related to (i) trip(s) to the MORROW Product factory or headquarters in the United States while this Agreement is in effect to enable RIDER to assist in the design, development and promotion and marketing of the Products, and (ii) photo shoots or promotional appearances at times and locations that do not fit in with the performance of RIDER's other duties hereunder, i.e., photo shoots scheduled for dead periods between major races would be excluded; provided, that MORROW will pick-up the reasonable lodging and meal expenses in appearing at such photo shoots or promotional appearances to the extent they require additional days stay before or after events otherwise related to RIDER's performance of other duties hereunder.

Page 6 -- AGREEMENT

     5.   Public Appearances.
          ------------------

          a. RIDER acknowledges and agrees that MORROW will prepare any news releases, advertisements, brochures and other promotional material using RIDER's name or likeness in connection with the Designated Products and, in other ways, publicizing and using RIDER's endorsement in connection with advertisements, promotions and the sale of the Designated Products and promotion of MORROW during the term of this Agreement and following its termination.

          b. MORROW shall have the continuing right, following the termination of this Agreement, to use all publicity and publicity materials which may have been generated by or about RIDER during the term of this Agreement without the payment of any additional compensation. RIDER grants and assigns to MORROW all of RIDER's right, title and interest, including copyrights, if any, in any and all films, photographs, video and audio tapes, magazine and newspaper articles or any other material, including but not limited to statements or testimonials of RIDER and reuse by MORROW or its assigns in any advertisements or promotional materials, or any other manner desired by MORROW.

     6.   Other Pro Rider Agreements.  MORROW reserves the right to enter into
          --------------------------
Pro Rider Agreements with other athletes for the use and promotion of MORROW products. RIDER agrees to work with MORROW management and any additional Riders appointed by MORROW to fulfill RIDER's obligations under this Agreement and to more fully promote MORROW's products.

     7.   Liability Release and Indemnity.
          -------------------------------

          a. RIDER hereby acknowledges that snowboard riding and racing can be a dangerous sport, possibly resulting in serious temporary or permanent bodily injury or death, and releases MORROW and its directors, officers, employees, agents and affiliates from any and all liability for any damage or injury incurred by RIDER in connection with the performance of his services, including, but not limited to, riding, testing, competing, or otherwise performing with MORROW's Products pursuant to this Agreement, except to the extent such liability, damage or injury is caused, directly or

Page 7 -- AGREEMENT
indirectly, in whole or in part, by the active or willful negligence, misconduct or intentional wrongdoing of MORROW or any of it's directors, officers, employees, agents or affiliates.

          b. RIDER shall indemnify and hold harmless MORROW and its directors, officers, employees, agents and affiliates from any liability and expense (including, without limitation, attorneys' fees and costs) from any third-party claim arising, directly or indirectly, in whole or in part, from any act or omission of RIDER constituting negligence, gross misconduct or intentional wrongdoing.

          c. MORROW shall indemnify and hold harmless RIDER from any liability and expense (including, without limitation, attorneys' fees and costs) in connection with any claim arising out of this Agreement or in connection with RIDER's association MORROW, to the extent that such liability and expense is caused by the negligence, gross misconduct or intentional wrongdoing of MORROW or any of its directors, officers, employees, agents of affiliate.

     8.   Medical Coverage and Insurance.
          ------------------------------

          a. RIDER represents that he is in good physical condition and has no knowledge of any disabilities or infirmities which would affect RIDER's ability to participate in the sport of snowboarding or perform his obligations under this Agreement.

          b. RIDER agrees to procure and maintain, during the term of this Agreement, a medical insurance policy that includes major medical coverage on RIDER. RIDER agrees to pay all costs of his medical coverage, treatment or other expenses arising from any injury that he incurs from any cause, including but not limited to any injury sustained while riding, competing, participating, or traveling in performance of his obligations under this Agreement.

          c. RIDER shall notify MORROW of any injury or illness which may prevent RIDER from complying with the terms of this Agreement within twenty four
(24) hours after said injury or illness occurs.

Page 8 -- AGREEMENT

          d. MORROW may, at its expense, secure life, disability or other insurance upon RIDER and name itself as the beneficiary of said insurance policies.

     9.   Confidential Information.  RIDER may have access to Product
          ------------------------
improvements, concepts, designs, processes and other confidential information of MORROW. Said confidential information is considered to be part of the trade secrets of MORROW and RIDER agrees not to disclose or divulge any such confidential information to any third party without the prior written approval by MORROW. RIDER shall not disclose to the public or any other rider any material terms of this Agreement except by compulsion of law. Failure to abide by this Section may result in suspension of termination of this Agreement.

     10.  Annual Schedule; Biweekly Reports.
          ---------------------------------

          a. Prior to each season, MORROW and RIDER shall agree on a tentative schedule of races, promotional events and Personal Appearances for that season. For the 1997 Season, such Annual Schedule shall be agreed upon on or before November 30, 1997.

          b. Every other week RIDER shall furnish MORROW with a complete written update in a form approved by MORROW, which may include, among other items, the following: (i) results of races or demonstrations for all events or competitions in which RIDER participated during the previous two weeks; (ii) evaluations of any Products, if applicable; (iii) a report evaluating all MORROW snowboards or other Products during the prior two weeks; and (iv) a listing and description of RIDER's schedule of activities, competitions and other events, including time, date, and location, for the next four weeks.

     11.  Term Of Agreement.  This Agreement shall commence on November 1, 1997
          -----------------
and, unless otherwise agreed in writing or earlier terminated as provided herein, shall terminate on October 31, 2000. Notwithstanding anything contained herein, this Agreement may be terminated upon the occurrence of any of the following events:

          a.   By RIDER, upon failure of MORROW to timely make any payment under
Section 4; provided however, MORROW shall be entitled to notice of the first three (3) failures to timely make any

Page 9 -- AGREEMENT
payment within any consecutive twelve (12) month period under this Agreement and such termination rights shall only apply for those late payments for which notice is required, if MORROW fails to make such payment within ten (10) days of such notice.

          b. MORROW's failure to perform its other obligations hereunder after written notice from RIDER of such failure and MORROW's failure to initiate action to correct such failure within five (5) days of receipt of such notice and continue such efforts until such nonperformance is cured.

          c. Except for failure due to an Excused Injury (as defined in Section 11), RIDER's failure to perform his obligations hereunder after written notice from MORROW of such failure and RIDER's failure to initiate action to correct such failure within five (5) days of receipt of such notice.

          d. RIDER's death or disability, to the extent such disability is permanent or will prevent RIDER from continuing, after a reasonable recovery period (not to exceed eight weeks), from competing in Major Competitions.

          e. RIDER's failure to achieve any of the following or RIDER's engaging in any of the following activities:

               (i)   RIDER's inappropriate or excessive use of alcohol.

               (ii)  RIDER's possession or use of illegal drugs or substances.

               (iii) RIDER's suspension, probation or banning from competition by any snowboard governing body, U.S. Olympic Committee or International Olympic Committee.

               (iv) RIDER's arrest and/or being charged with any crime that constitutes a felony, that involves moral or sexual conduct, drug possession, sale or use, fraud, dishonesty or similar actions.

               (v) Except for periods of an Excused Injury, RIDER's failure to either (A)(I) participate in at least 90%

Page 10 -- AGREEMENT
percent of the Major Competitions listed in Exhibit 1, or (II) 90% of the photo shoots/media interviews listed in Exhibit 2, or (B) perform at least 90% of the work assigned in any Season hereunder based on a number of total days of assignment hereunder; provided, whether RIDER's obligations for a given season under this Section 11.d.iii are being met, shall be determined at the end of each calendar month, beginning with the third month in any Season.

               (vi) RIDER's failure to place in the top five places in 80% of the Major Competitions RIDER enters in a given Season.

     For purposes of this Agreement, an Excused Injury shall be an injury from which RIDER is expected to recover within eight (8) weeks provided, in no event shall an injury be deemed an Excused Injury to the extent the total amount of time for recovery from such Excused Injury and all prior such Excused Injuries in a Season exceeds eight (8) weeks.

     12.  Personal Services Contract; Independent Contractor.  This Agreement
          --------------------------------------------------
constitutes a personal service contract and the RIDER shall not sell, assign or transfer this Agreement or any of the rights or delegate any of his responsibilities without the prior written consent of MORROW. If for any reason RIDER violates this Section, MORROW may, at its discretion, and without notice, terminate this Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, executives, administrators, successors, and permitted assigns of the respective parties. RIDER acknowledges that RIDER is an independent contractor, not an employee, and as such, has no authority to act on behalf of or bind MORROW in any manner.

     13.  Additional Agreements.
          ---------------------

          a.   Royalties. RIDER ACKNOWLEDGES THAT THIS AGREEMENT SUPERSEDES ALL
               ---------
OTHER AGREEMENTS OR UNDERSTANDINGS, REGARDING THE PAYMENT OF ROYALTIES, AND NO OTHER ROYALTIES WILL BE PAYABLE ON MORROW PRODUCTS BEARING RIDER'S NAME, PICTURE OR LIKENESS DURING THE TERM OF THIS AGREEMENT OR ON PRODUCTS COVERED HEREUNDER.

Page 11 -- AGREEMENT

          b.   Future Rights. RIDER hereby grants MORROW a right of first
               -------------
refusal to acquire the rights to have RIDER promote and use RIDER's name and likeness in relation to promoting Excluded Products, to the extent that such Excluded Products are not subject to a promotional contract with RIDER and a third party as of January 1, 1998 and, if subject to such contract on January 1, 1998, such right of first refusal shall apply from and after the expiration of the term of any such contract.

     14.  Miscellaneous.
          -------------

          a.   Notices. All notices required or permitted to be given under this
               -------
Agreement shall be in writing. Notices may be served by airmail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered ten (10) business days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

Morrow Snowboards, Inc.             Todd Richards
2600 Pringle Road SE                P.O. Box 4372
Salem, Oregon 97302                 Breckinridge, Colorado 80424
P.O. Box 12606                      Facsimile: (970) 453-8046
Salem, Oregon 97309                 Phone: (970) 453-8046
Facsimile: (503) 315-1199
Phone: (503) 315-1169

          b.   Governing Law.  THE PARTIES INTEND THAT THIS AGREEMENT SHALL BE
               -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON APPLICABLE TO CONTRACTS MADE AND WHOLLY PERFORMED WITHIN OREGON BY PERSONS DOMICILED IN OREGON. The parties each consent to the venue and jurisdiction of any state or federal court located in Marion County, Oregon. Each party agrees that

Page 12 -- AGREEMENT
service of process may be made upon it wherever it can be located or by certified mail directed to its address for notices under this Agreement.

          c.   Severability; Modification.  Any provision of this Agreement that
               --------------------------
is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement. To the extent any provision herein would cause RIDER to violate any general rules (a rule not specifically applicable to MORROW) regarding advertising displays or similar matters of an event competition, any sponsoring snowboard governing body of an event, including without limitation, the U.S. Olympic Committee or International Olympic Committee, the requirements of this Agreement shall be modified for purpose of that event only, to conform with the requirements of such event.

          d.   Attorney Fees.  If any suit or action arising out of or related
               -------------
to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorney fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding.

          e.   Waiver.  No provision of this Agreement shall be deemed to have
               ------
been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

          f.   Headings.  The section headings in this Agreement are included
               --------
for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

Page 13 -- AGREEMENT

          g.   Relationship of the Parties.  Neither party hereto shall be
               ---------------------------
deemed an agent, partner, joint venturer, employer, or related entity of the other by reason of this Agreement.

          h.   Continuing Agreement; Binding Effect.  This Agreement is a
               ------------------------------------
continuing agreement and, unless sooner terminated pursuant to Section 11, shall remain in full force and effect until all obligations of the parties hereunder have been fully performed or otherwise discharged, and shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, and permitted assigns.

          i.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

          j.   Entire Agreement; Amendment.  This Agreement, together with the
               ---------------------------
Exhibits and Appendices hereto, constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement or in the Exhibits and Appendices hereto. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof, including, without limitation, the Exhibits and Appendices hereto. This Agreement may not be amended except in a writing executed by the parties.

     The parties hereto have caused this Agreement to be executed at Salem, Oregon on this 9th day of April, 1998, effective as of November 1, 1997.

MORROW SNOWBOARDS, INC., an                 RIDER
Oregon corporation

By: /s/ Georell Bracelin                    /s/ Todd Richards
    ---------------------------             --------------------------
Its:    Vice President of Marketing         TODD RICHARDS

Page 14 -- AGREEMENT

                                   EXHIBIT 1

                              PRO RIDER SERVICES


Mandatory Events Each Season/1/
----------------------------

RIDER shall appear in at least ten (10) international competitions per Season with the expectation that RIDER will spend approximately five (5) days at each contest, including travel and training time, a total of fifty (50) days. The types of events will include the U.S. Open, Westbeach Classic, ISF World Cup, X Games, FIS_World Cup and Olympic qualifying events ("Major Competitions"). For the 1997 Season, such events, assuming RIDER qualifies, will include the Winter Olympic Games.


Optional Events Each Season/1/
---------------------------

Such other events as MORROW designates.

                                   EXHIBIT 2

                              PROMOTIONAL EVENTS

                               [UNDER REVISION]


Mandatory Events Each Season
----------------------------

     1. Participation in filming of widely distributed films related to snowboarding.

     2.   Photo shoots for product catalogs, magazines and editorials.

     3. In-house seminars, summer camps, winter camps and consulting times at MORROW Snowboards, Inc., including in June through August at MORROW, each Season.

     4.   Magazine interviews, photos and appearances.

     5. Personal Appearances at shop promotions, media events, trade shows and other similar events, including in Japan, in Europe and in North America and Canada.

Optional Events Each Season
---------------------------

Other events as MORROW designates such as web site participation.

                                   EXHIBIT 3

                      EQUIPMENT TO BE PROVIDED BY MORROW


Products to include snowboards, snowboard bindings, accessories and other "Designated Products" up to $4,000.00.

     /1/ MORROW and RIDER agree to equitably adjust above schedule to the extent there is any change in the nature, timing and scope of the professional snowboard contests and events during the term of this Agreement to ensure that RIDER appears at the type and nature of events outlined above.